UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Andrea Electronics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, OCTOBER 21, 2021
__________________________________________________

On Thursday, October 21, 2021, Andrea Electronics Corporation will hold its annual meeting of shareholders at the La Quinta Inn & Suites by Wyndham Islip MacArthur Airport, 10 Aero Road, Bohemia, New York. The meeting will begin at 11:00 a.m., local time. While the Company currently intends to host its annual meeting in person, due to continuing concerns about coronavirus (COVID-19), the Company reserves the right to change its meeting to be a fully virtual annual meeting with advance public notice via a press release of such determination.

At the annual meeting, shareholders will consider and act on the following:

1.	The election of four directors to hold office until the next annual meeting of shareholders;
2.	The ratification of the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021;
3.	The vote on a non-binding resolution to approve the compensation of the named executive officers; and
4.	Such other business as may properly come before the meeting.

Note: As of the date of this notice, the Board of Directors is not aware of any other business to come before the meeting.

Only shareholders of record as of the close of business on September 3, 2021 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and
Corporate Secretary

Bohemia, New York
September 14, 2021

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION
___________________________________

PROXY STATEMENT
___________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2021 annual meeting of shareholders of the Company. The annual meeting will be held at the La Quinta Inn & Suites by Wyndham Islip MacArthur Airport, 10 Aero Road, Bohemia, New York on Thursday, October 21, 2021 at 11:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about September 14, 2021 to shareholders of record.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be held on October 21, 2021

This proxy statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at: http://www.andreaelectronics.com/Corporate/annual_report.html.

General Information about Voting

Ownership of Shares; Attending the Meeting

You may own shares of the Company in one or more of the following ways:

●	Directly in your name as the shareholder of record; or

●	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of the Company common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on September 3, 2021. As of the close of business on September 3, 2021, a total of 68,104,957 shares of Andrea Electronics common stock were outstanding. Each share of common stock has one vote.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect four directors to serve for a term of one year. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm or the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast by shareholders is required to approve these proposals.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this Proxy Statement) and the non-binding resolution to approve the compensation of the named executive officers (Proposal 3 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares on these matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on these matters, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement).

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In counting votes on the proposals to ratify the selection of the independent registered public accounting firm and the non-binding resolution to approve the compensation of the named executive officers, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Board of Directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of the Company common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote:

●	“FOR” each of the nominees for director;

●	“FOR” ratification of Marcum LLP as the Company’s independent registered public accountants; and

●	“FOR” the approval of the compensation of the named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of four members, all of whom are independent under the listing requirements of the Nasdaq Global Market, except for Douglas J. Andrea, Chairman of the Board (“Chairman”), President, Chief Executive Officer and Corporate Secretary of the Company. Although the Company is quoted on the OTC Bulletin Board and is not subject to the Nasdaq Global Market rules, the Company has elected to assess director “independence” and evaluate the service of its directors serving on its Board committee under the applicable Nasdaq Global Market rules and regulations.

In 2020, Gary A. Jones served as an independent member of the Company’s Board of Directors until he passed away on October 12, 2020. The Company’s Board of Directors was reduced from five (5) to four (4) members after the passing of Mr. Jones.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as having a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. Our Chief Executive Officer is the director most familiar with the Company’s business and industry and is best suited to lead discussions on important matters affecting the business of the Company. Combining the Chief Executive Officer and Chairman positions creates a firm link between the Company’s management and the Board and promotes the development and implementation of sound corporate strategy. The Chairman has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the shareholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, the Audit, Compensation and Nomination and Governance Committees are each composed solely of independent directors. The Audit Committee oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers, and the Nomination and Governance Committee oversees the Company’s governance policies and guidelines and evaluates any new potential Board nominees. In addition, our independent directors meet in executive session quarterly without the presence of management and Mr. Louis Libin currently serves as lead independent director during those executive sessions. In the opinion of the Board of Directors, an independent Chairman would not add any value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Meetings of the Board of Directors

The Company conducts business through meetings and activities of its Board of Directors and their committees. During the year ended December 31, 2020, the Board of Directors of the Company held 9 meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate meetings of the Board and the committees of which he is a member.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of shareholders. Due to travel concerns regarding the COVID 19 pandemic, other than Mr. Andrea, no board member attended the 2020 annual meeting of shareholders in person.

Committees of the Board of Directors

The following table identifies our standing committees and their members. During 2020, Mr. Jones served as the Chair of the Board of Directors’ Nomination and Governance Committee and a member of the Board of Directors’ Audit Committee and Compensation Committee until the time of his passing in October 2020. All members of each committee are independent in accordance with the listing standards of the Nasdaq Global Market. Each committee, other than the Compensation Committee, operates under a written charter that is available in the Corporate Governance section of the Company’s website (www.andreaelectronics.com).

Director	Audit Committee	Compensation Committee	Nomination and Governance Committee
Douglas J. Andrea	-	-	-
Louis Libin	X	X	X*
Joseph J. Migliozzi	X*	X	X
Jonathan D. Spaet	X	X*	X
Number of Meetings in fiscal 2020	4	2	1
____________________
*	Denotes Chair

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent registered public accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting. The Board of Directors has determined that Joseph J. Migliozzi is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In general, the Compensation Committee considers the Company’s financial performance when making decisions regarding such officers’ compensation. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

The Compensation Committee is also responsible for determining the compensation of the non-employee directors and has established the following components of non-employee director compensation: retainer; per meeting fees; and long-term incentive compensation. The non-employee director compensation plans are designed to attract, retain and motivate talented directors while aligning the interests of such directors with the interests of the shareholders.

Nomination and Governance Committee

The Nomination and Governance Committee takes a leadership role in shaping Andrea Electronics’ governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Andrea Electronics and monitoring compliance with these policies and guidelines. In addition, the Nomination and Governance Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of shareholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. The procedures of the Nomination and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Minimum Qualifications. The Nomination and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet any eligibility requirements set forth in the Company’s Bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

Candidates deemed eligible for election to the Board of Directors are evaluated by the Nomination and Governance Committee using the following criteria for selecting nominees: business experience; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nomination and Governance Committee deems relevant, including, but not limited to, age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nomination and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and the director’s independence.

Process for Identifying and Evaluating Nominees. The process that the Nomination and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nomination and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nomination and Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nomination and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nomination and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nomination and Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendation by Shareholders. It is the policy of the Nomination and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nomination and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nomination and Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nomination and Governance Committee’s resources, the Nomination and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nomination and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nomination and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;
2.

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.

As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nomination and Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation for the 2020 Fiscal Year

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2020 fiscal year.

Director	Fees Earned or Paid in Cash	Stock Option Awards	Total
Gary A. Jones*	$1,500	$-	$1,500
Louis Libin	6,500	-	6,500
Joseph J. Migliozzi	7,000	-	7,000
Jonathan D. Spaet	5,500	-	5,500
____________________
*	Mr. Jones passed away in October 2020, so his fees only reflect service during the time of his service on the Board of Directors.

Annual Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on the Board of Directors of the Company during 2020. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

Annual Retainer	$3,500
Fee per Board Meeting (Regular or Special)	$250
Fee per Committee Meeting	$250
Additional Annual Retainer for the Chairperson of
the Audit Committee	$1,500

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed under U.S. Auditing Standards No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board concerning independence and has discussed with the independent registered public accountants the registered public accountants’ independence from the Company and its management. In concluding that the registered public accountants are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the registered public accountants were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

The Audit Committee of the Board of Directors
of Andrea Electronics Corporation

Joseph J. Migliozzi (Chairman)
Louis Libin
Jonathan D. Spaet

Stock Ownership

The following table sets forth certain information as of September 3, 2021, with respect to the common stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding (1)
Douglas J. Andrea (2)	2,923,576	(3)	2,400,000	7.6%
Corisa L. Guiffre	98,200		750,000	1.2%
Louis Libin	352,149		475,000	1.2%
Joseph J. Migliozzi	1,529,354		475,000	2.9%
Jonathan D. Spaet	29,261		375,000	*
Current directors and executive officers as
group (5 persons)	4,932,540		4,475,000	12.9%
____________________
*	Less than 1%
(1)

Percentages with respect to each person or group of persons have been calculated on the basis of 68,104,957 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from September 3, 2021, by the exercise of options. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.

(2)	Mr. Andrea’s business address is: 620 Johnson Avenue Suite 1B, Bohemia, New York 11716.
(3)	Includes 3,876 shares owned by Mr. Andrea’s daughter.

The following table sets forth certain information as of September 3, 2021, with respect to the stock ownership of beneficial owners, other than directors and executive officers of the Company, of more than 5% of the Company’s outstanding common stock:

Name and Address	Shares of Common Stock Owned		Common Stock Equivalents (1)		Percent of Common Stock and Common Stock Equivalents Outstanding (2)
Alpha Capital Anstalt	-	(3)	5,722,159	(3)	7.8%
Pradafant 7,
Furstentums 9490
Vaduz, Liechtenstein

Nickolas W. Edwards	5,390,000	(4)	-		7.9%
937 Pine Ave, Long Beach, CA 90813
____________________
(1)

The issuance of shares of common stock upon conversion of the Series C Preferred Stock is limited to that amount which, after giving effect to the conversion, would cause the holder not to beneficially own in excess of 4.99% or, together with other shares beneficially owned during the 60 day period prior to such conversion, not to beneficially own in excess of 9.99% of the outstanding shares of common stock. The issuance of common stock upon conversion of the Series D Preferred Stock and the related warrants also are limited to that amount which, after giving effect to the conversion, would cause the holder not to beneficially own an excess of 4.99% of the outstanding shares of our common stock, except that each holder has a right to terminate such limitation upon 61 days’ notice to us.

(2)

Percentages with respect to each person or group of persons have been calculated on the basis of 68,104,957 shares of Company common stock, plus the number of shares of Company common stock which such person or groups of persons has the right to acquire within 60 days of the conversion of Series C Preferred Stock and Series D Preferred Stock.

(3)

Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on February 15, 2007. Common stock ownership of Alpha Capital Anstalt (“Alpha Capital”) is not known as of September 3, 2021. Based on Company records as of September 3, 2021, Alpha Capital has 2,086,809 common stock equivalents from Series C Preferred Stock and Series D Preferred Stock. See footnote (1) above, for limitations on the conversion of such common stock equivalents.

(4)

Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on October 20, 2006 by Nickolas W. Edwards. Common stock ownership of Mr. Edwards is not known as of September 3, 2021, however, Mr. Edwards passed away on March 4, 2020.

Certain Relationships and Related Transactions

The Company’s Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (a) the relationship of the related persons to the transaction; (b) the relationship between the Company and the related persons; (c) the importance of the interest to the related persons; and (d) the amount involved in the transaction. Since the beginning of the last fiscal year, there has not been any transaction, nor is there any proposed transaction, in which Andrea was a participant, and in which a “related party” of Andrea had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of Andrea’s total assets that would require disclosure in this Proxy Statement.

Proposal 1 - Election of Directors

The Bylaws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board of Directors currently consists of four directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be four.

The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Board Nominees for Election as Directors

Information on director nominees of the Company follows (ages are as of December 31, 2020):

Douglas J. Andrea, age 58, has been Chairman of the Board of Directors since November 2001, a Director of the Company since 1991, Corporate Secretary since 2003 and Chief Executive Officer since January 2005. He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

Mr. Andrea’s extensive experience in the software and communications industry affords the Board valuable insight regarding the business and operation of the Company. In addition, Mr. Andrea’s extensive background in corporate management provides him a unique and broad-based decision-making capability for the Company. Mr. Andrea has held various positions within the Company, which has given him knowledge of all aspects of the Company’s business and history and, positions him well to continue to serve as a member of the Board.

Louis Libin, age 62, has been a Director of the Company since February 2002. Mr. Libin is Vice President of Spectrum Policy and Strategy for One Media and Sinclair Broadcast Group (SBGI). Since 1996, he has been the President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Mr. Libin has been an executive director of the Advanced Television Broadcasting Alliance (the “ATBA”) since January 2014. The ATBA is an organization comprised of hundreds of low-power television (“LPTV”) broadcasters, owners and operators of translators, and allied industry organizations and companies. Mr. Libin also served as the Senior Director for advanced technology for Sinclair Broadcast Group from 2015 to 2018. Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers and is a member of the National Society of Professional Engineers. Mr. Libin also serves on the boards of directors of several private and not-for profit companies.

Mr. Libin’s extensive experience in the communications industry affords the Board valuable insight regarding the business and operation of the Company. Mr. Libin’s technical background, as well as his experiences from his other board memberships makes him a valuable asset to continue to serve as a member of the Board.

Joseph J. Migliozzi, age 70, has been a Director of the Company since September 2003. Since 2019, Mr. Migliozzi serves as Vice President of Finance and Chief Financial Officer of Eastern Alloys, Inc., a company that formulates metal alloys primarily from zinc and aluminum. From 2008 to 2019, Mr. Migliozzi served as the Executive Vice President of Ionian Management Inc., a petroleum shipping, trading and distribution company. Prior to that he was the Engagement Partner at Tatum LLC, an Interim CFO practice, from 2005 to 2008. He has operated his own management consulting firm since 2001. From 1997 to 2001, Mr. Migliozzi was the Chief Operating and Financial Officer of Turtle Beach Systems. Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities. Mr. Migliozzi is a Certified Public Accountant.

Mr. Migliozzi’s accounting, finance and corporate management experience affords the Board valuable insight regarding the business, finances and operation of the Company. Mr. Migliozzi’s extensive background provides him the distinctive skill set required to continue to serve as a member of the Board.

Jonathan D. Spaet, age 64, has been a Director of the Company since 2003. He currently is Senior Vice President of Networks Sales for Sinclair Broadcast, one of the largest owners of television stations in the country, and served in such position since January 2014. Previously, he was the Senior Director of Advanced Advertising from 2010 to 2013, heading the group for Viamedia, a cable television advertising representation company that represents many cable providers including, but not limited to, Verizon FiOS and RCN. Prior to Viamedia, he was Executive Vice President of Vault.com, an internet site in the career and recruitment space. Before Vault, he was Vice-President/General Manager of Advertising Sales for Time Warner Cable in New York City, where he had been since 2008. Prior to that appointment, he was at Time Warner Cable National Advertising Sales since September 2004, overseeing advertising sales for Time Warner Cable markets around the country. Previously, he was Vice-President of Sales for Westwood One Radio Networks, managing ad sales for one of the largest radio groups in the country. From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that started a digital cable channel devoted to the music enthusiast. Prior to MEP, he was President of Ad Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels. Previously, he was President of Ad Sales for About.com. This followed 15 years at NBC, where Mr. Spaet’s career included a six-year position in NBC Cable and nine years in the NBC Television Stations Group. Mr. Spaet holds a Bachelor and Masters of Business Administration degrees from New York University and is a member of the National Sales Advisory Board of the Cable Advertising Bureau, and is a member of the Internet Advertising Bureau.

Mr. Spaet’s extensive experience in media sales, marketing, promotion and finance brings the Board valuable insight regarding the business and operation of the Company. Mr. Spaet’s background in producing, packaging, positioning and experience in the communication industry make him a valuable asset to continue to serve as a member of the Board.

Information about Executive Officers Who Are Not Directors

The following information is provided for the Company’s executive officer who is not also a director:

Corisa L. Guiffre, age 48, has been the Company's Vice President and Chief Financial Officer since June 2003 and Assistant Corporate Secretary since October 2003. Ms. Guiffre joined the Company in November 1999 and served as Vice President and Controller until June 2003. Prior to joining the Company, she was a member of the Audit, Tax and Business Advisory divisions at Arthur Andersen LLP. She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Certified Public Accountants.

Ms. Guiffre is appointed annually.

Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has appointed Marcum LLP to be the Company’s independent registered public accountants for the fiscal year ending December 31, 2021, subject to the ratification by shareholders. A representative of Marcum LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If shareholders do not ratify the appointment of Marcum LLP, the Audit Committee will reconsider the appointment, but may nevertheless retain Marcum LLP as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum LLP as the independent registered public accountants of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by Marcum LLP:

Marcum LLP	2020	2019
Audit Fees	$109,500	$109,500
Audit-related fees	$-	$-
Tax fees	$-	$-
All other fees	$-	$-

Pre-Approval of Services by the Independent Registered Public Accountants

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the years ended December 31, 2020 and 2019, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Proposal 3 — Advisory Vote on Executive Compensation

The Board of Directors of the Company is committed to excellence in governance. As part of that commitment, and as required by federal securities laws, the Board of Directors is providing our shareholders with an opportunity to provide a non-binding advisory vote, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“Resolved, that the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement is hereby approved.”

Because the vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Executive Compensation

Summary Compensation Table for the 2020 and 2019 Fiscal Years

The following table sets forth information for the last two fiscal years relating to compensation earned by each person who served as chief executive officer and the other most highly compensated executive officers whose total compensation was over $100,000 during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus	Total
Douglas J. Andrea, Chairman of the	2020	$216,000	$-	$216,000
Board, Chief Executive Officer,	2019	216,000	-	216,000
and Corporate Secretary
Corisa L. Guiffre, Vice President,	2020	$170,000	$-	$170,000
Chief Financial Officer and	2019	170,000	-	170,000
Assistant Corporate Secretary

Outstanding Equity Awards at December 31, 2020

The following table provides information concerning unexercised options for each named executive officer outstanding as of December 31, 2020. None of the named executive officers had stock awards that have not vested or unearned equity incentive plan awards at December 31, 2020.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date
Douglas J. Andrea	500,000	-	$0.10	9-2-2024
	500,000	-	$0.06	8-07-2025
	1,400,000	-	$0.05	11-16-2026

Corisa L. Guiffre	350,000	-	$0.08	10-21-2024
	400,000	-	$0.05	11-16-2026

Employment Agreement

In August 2014, the Company entered into an employment agreement with Mr. Andrea, which has been subsequently amended several times, most recently on July 31, 2021. The effective date of the original employment agreement was August 1, 2014 and it currently expires on January 31, 2022, subject to renewal as approved by the Compensation Committee of the Board of Directors. Pursuant to his amended employment agreement, Mr. Andrea receives an annual base salary of $216,000. The employment agreement provides for quarterly bonuses equal to 5% of the Company’s pre-bonus net after tax quarterly earnings for a total quarterly bonus amount not to exceed $12,500; and annual bonuses equal to 9% of the Company’s annual pre-bonus net after tax earnings in excess of $300,000 up to $3,000,000, and 3% of the Company’s annual pre-bonus adjusted net after tax earnings in excess of $3,000,000. Adjustments to net after tax earnings shall be made to remove the impact of change in recognition of accumulated deferred tax asset value. All bonuses shall be payable as soon as the Company’s cash flow permits. All bonus determinations or any additional bonus in excess of the above will be made in the sole discretion of the Compensation Committee. Under certain circumstances, Mr. Andrea is entitled to a change in control payment equal to twelve months of Mr. Andrea's most recent Base Salary plus a pro-rated portion of Mr. Andrea's most recent annual and four quarterly bonuses paid immediately preceding the change in control, continuation of health and medical benefits for twelve months and immediate vesting of all stock options in the event of a change in control during the term of his agreement and subsequent termination of his employment within twelve months following the change in control. In the event of his termination without cause or resignation with the Company’s consent, Mr. Andrea is entitled to a severance payment equal to two months of his base salary, plus the two months pro-rated portion of his most recent annual and quarterly bonuses, payment of $12,500, the un-paid bonus for the quarter ended September 30, 2017 and a continuation of health insurance coverage for Mr. Andrea and his dependents for 6 months. At June 30, 2021, the future minimum cash commitments under this agreement aggregate $126,000.

Potential Post-Termination Benefits

Payments Made Upon Termination Without Cause or Resignation with the Company’s Consent. In the event of his termination without cause or resignation with the Company’s consent, Mr. Andrea is entitled to a severance payment equal to two months of his base salary, plus the two months pro-rated portion of his most recent annual and quarterly bonuses, payment of $12,500, the un-paid bonus for the quarter ended September 30, 2017 and a continuation of health insurance coverage for Mr. Andrea and his dependents for 6 months.

Payments Made Upon a Change in Control. Under certain circumstances, Mr. Andrea is entitled to a change in control payment equal to twelve months of the Executive's most recent Base Salary plus a pro-rated portion of the Executive's most recent annual and four quarterly bonuses paid immediately preceding the Change of Control, continuation of health and medical benefits for twelve months and immediate vesting of all stock options in the event of a change in control during the term of his agreement and subsequent termination of his employment within twelve months following the change of control.

On November 12, 2008, the Company entered into a change in control agreement with Ms. Guiffre. The change in control agreement provides Ms. Guiffre with a severance benefit upon termination in connection with a change in control (as defined in the agreement). If Ms. Guiffre is terminated following a change in control, the Company will pay Ms. Guiffre a sum equal to three times Ms. Guiffre’s average annual compensation for the five preceding taxable years. All restrictions on any restricted stock will lapse immediately and incentive stock options and stock appreciation rights, if any, will become immediately exercisable in the event of a change in control. Upon the occurrence of a change in control followed by Ms. Guiffre’s termination of employment, the Company will cause to be continued life, medical, dental and disability coverage. Such coverage and payments shall cease upon the expiration of 36 full calendar months following the date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2020 and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2020, and written representations provided to the Company from the individuals required to filed reports, the Company believes that each of the individuals required to file reports complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2020, except for: (1) one (1) late Form 4 filing for Douglas J. Andrea related to the acquisition of shares and (2) three (3) late Form 4 filings for Joseph J. Migliozzi all related to the acquisition of shares.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than May 16, 2022. If next year’s annual meeting is held on a date more than 30 calendar days from October 21, 2022, a shareholder proposal must be received a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the Bylaws may be obtained from the Company.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Corisa L. Guiffre, Chief Financial Officer, Andrea Electronics Corporation at 620 Johnson Avenue Suite 1B, Bohemia, NY 11716. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nomination and Governance Committee.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company. In addition to the use of mail, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission has been mailed to persons who were shareholders as of the close of business on September 3, 2021. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. If individual shareholders wish to receive a separate copy of the Annual Report or Proxy Statement they may also call or write and request separate copies currently or in the future as follows:

Corisa L. Guiffre
620 Johnson Avenue, Suite 1B
Bohemia, New York 11716
Phone: (631) 719-1800

Bohemia, New York
September 14, 2021

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY	Please mark your votes like this	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors:
	1	Douglas J. Andrea	FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐
	2	Louis Libin
	3	Joseph J. Migliozzi
	4	Jonathan D. Spaet
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.	Ratification of independent registered public accounting firm:	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Advisory vote regarding the approval of compensation paid to our named executive officers:	FOR	AGAINST	ABSTAIN
		☐	☐	☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2021.

Note: Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate office, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held October 21, 2021.

The 2021 Proxy Statement, Form 10-K and the 2020 Annual Report
to Shareholders are available at:
https://andreaelectronics.com/annual-reports/

▼ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Andrea Electronics Corporation

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby appoints Douglas J. Andrea and Corisa L. Guiffre, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to represent and vote as directed on the reverse hereof, all of the common stock of Andrea Electronics Corporation held of record by the undersigned at the close of business on September 3, 2021 at the Annual Meeting of Shareholders of Andrea Electronics Corporation on October 21, 2021 at 11:00 a.m., and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)